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                                                                    EXHIBIT 23.3
                                                                    ------------


                   [CROWE, CHIZEK AND COMPANY LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
and Stockholders of
Sky Financial Group, Inc.


         We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 of Sky Financial Group, Inc. and Sky Financial Capital Trust I of our report dated February 3, 2000, relating to the consolidated financial statements of Sky Financial Group, Inc., which financial statements appear in the Annual Report on Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 1999. We also consent to the reference to us under the caption "Independent Auditors" in such Registration Statement.




                                      /s/ Crowe, Chizek and Company LLP

Bowling Green, Ohio
July 28, 2000